EXHIBIT 99.1

State Auto Financial reports

third quarter 2013 results

•     Quarterly income of $0.45 per share

•     Quarterly GAAP combined ratio of 101.4

•     Return on equity of 8.9%

•     Book value per share of $18.07

Columbus, Ohio (October 31, 2013) – State Auto Financial Corporation (Nasdaq:STFC) today reported third quarter 2013 net income of $18.5 million, or $0.45 per diluted share, versus a net loss of $5.5 million, or $0.14 per diluted share, for the third quarter of 2012. Net income from operations[1] per diluted share for the third quarter 2013 was $0.33 versus net loss from operations[1] of $0.25 for the same 2012 period.

STFC’s GAAP combined ratio for the third quarter 2013 was 101.4 versus 110.2 for the third quarter of 2012. Catastrophe losses, net of reinsurance recoveries, for the third quarter 2013 accounted for 2.4 points of the 67.2 total loss ratio points, or $6.4 million, versus 2.8 points of the total 77.1 loss ratio points, or $7.2 million, for the same period in 2012.

The State Auto Group’s homeowners quota share reinsurance arrangement increased STFC’s underwriting loss by $10.0 million or 3.5 points[2] on the combined ratio. Pursuant to the arrangement, STFC ceded $48.6 million of written premium, $43.9 million of earned premium, $5.0 million of catastrophe losses and $16.2 million of non-catastrophe losses, and recognized $12.7 million of ceded commissions. This cession decreased STFC’s overall catastrophe loss ratio 1.3 points, increased the overall non-catastrophe loss ratio 4.0 points and increased the overall expense ratio 0.8 points.

Net written premium for the third quarter of 2013 decreased 2.3% over the same period in 2012. By segment, net written premium for the third quarter of 2013 decreased 1.3% for personal insurance, increased 0.9% for business insurance and decreased 10.1% for specialty insurance from the same period in 2012. The decline in the personal insurance segment was driven by agency management actions associated with executing our homeowners strategy. Underlying business insurance production remains strong, principally driven by higher average new business premium, increased renewal pricing and a recovering economy. Business insurance production in the third quarter of 2012 included $7.2 million of unearned premium transferred from terminating an umbrella quota share reinsurance arrangement effective July 1, 2012. The specialty insurance segment decline was driven by a 26.8% decline in Programs unit premiums resulting from the termination of several programs written through our former RED unit during 2012.

News Release

Contact

Larry Adeleye

AVP/Director, Treasury and Finance

614.917.5108 F 614.887.1074

Larry.Adeleye@StateAuto.com

Kyle Anderson

AVP/Director of Corporate Communication

614.917.5497 M 614.477.5301

Kyle.Anderson@StateAuto.com

Corporate Headquarters

518 E. Broad St.

Columbus, OH 43215

614.464.5000

800.444.9950

For additional information:

StateAuto.com/STFC

facebook.com/StateAuto

twitter.com/StateAuto

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State Auto Financial reports third quarter 2013 results, Oct. 31, 2013

For the first nine months of 2013, STFC had a net income of $44.4 million, or $1.09 per diluted share, compared to a loss of $10.2 million, or $0.25 per diluted share, for the same 2012 period. STFC’s GAAP combined ratio for the first nine months of 2013 was 101.7 compared to 110.0 for the same 2012 period. Catastrophe losses increased the loss ratio for the first nine months of 2013 by 4.1 points, or $32.2 million, compared to 7.9 points, or $61.2 million for the same 2012 period.

For the first nine months of 2013, the homeowners quota share reinsurance arrangement increased STFC’s underwriting loss by $19.6 million or 2.4 points2 on the combined ratio. Pursuant to the arrangement, STFC ceded $135.9 million of written premium, $132.8 million of earned premium, $19.2 million of catastrophe losses and $55.5 million of non-catastrophe losses, and recognized $38.5 million of ceded commissions. This cession reduced STFC’s overall catastrophe loss ratio 1.5 points, increased the overall non-catastrophe loss ratio 3.2 points and increased the overall expense ratio 0.7 points.

Net written premiums year to date 2013 increased 1.3% compared to the same 2012 period. For the first nine months of 2013, net written premium for the personal, business and specialty insurance segments increased 0.1%, 8.4%, and declined 7.0% respectively, compared to the same period in 2012. The business insurance segment growth was principally driven by higher average new business premium, increased renewal pricing and a recovering economy. The specialty insurance segment decline was due to the termination of several programs written through our former RED unit during 2012.

STFC’s book value was $18.07 per share as of Sept. 30, 2013, an increase of $0.54 per share from STFC’s book value on June 30, 2013, resulting from net income and increases in our net unrealized gains. Book value per share as of September 30, 2013, included a reduction of $2.47 for a deferred tax asset valuation allowance. Return on stockholders’ equity for the twelve months ended Sept. 30, 2013, was 8.9% compared to 13.6% for the twelve months ended Sept. 30, 2012. The 13.6% return on stockholders’ equity included, in the fourth quarter of 2011, a $35.7 million tax benefit recorded as a result of intra-period tax allocations and a $14.9 million postretirement benefit curtailment gain.

STFC President and CEO Bob Restrepo commented on the quarter as follows:

“State Auto Financial Corporation’s third quarter 2013 performance is substantially improved on both a quarterly and a year-to-date basis resulting from higher prices, better weather patterns and the termination of the RED program. We continue to get price increases in excess of loss costs in all three insurance segments. STFC’s year-to-date combined ratio of 101.7 represents an 8.3 point improvement relative to 2012. Excluding the impact of RED and the homeowner quota share treaty, our third quarter combined ratio was comparable to the third quarter result in 2012 with improved ex-catastrophe loss ratios offset by higher catastrophe experience and expenses. Year to date, our combined ratio was 97.8%3 excluding the impact of RED and the homeowner quota share treaty – a substantial improvement over our year-to-date result last year.

“Improved operating performance helped achieve a return on equity of 8.9%. Along with improved investment valuations, book value increased 3.1% relative to last quarter.

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State Auto Financial reports third quarter 2013 results, Oct. 31, 2013

“We continue to be pleased with the significant improvement in our homeowners business – with and without catastrophes. We’re producing solid underwriting profits on both a quarterly and a year-to-date basis resulting from the underwriting, pricing, and agency management actions we’ve implemented. Less weather related losses has also helped our calendar year results. Personal auto profitability remains below expectations because of poor PIP liability experience, higher physical damage loss trends and a few states with unfavorable loss trends. Most of our states are performing well, but five states accounting for 14% of our auto premium need additional pricing and agency management actions. A remediation plan has already been implemented in Arizona, Colorado, Georgia, Illinois and Michigan. We expect improved results in the future as the impact of our pricing and agency management actions earns out.

“Business insurance profitability improved despite catastrophe experience comparable to the third quarter of 2012. Large losses are down, prices are up 7.7% for the quarter and 7.5% year to date, and retention remains stable. New business is down relative to a strong 2012, but comparable to trends prior to last year. We expect continuing improvement in our ex-catastrophe loss ratio performance as we achieve price increases in excess of loss cost trends.

“In the specialty segment, performance is good for both profit and production setting aside the impact of the RED runoff. Excess and surplus (E&S) casualty and workers compensation performance remains solid and our E&S property business had an outstanding quarter. Program results are negatively influenced by the RED runoff, but we’re pleased with the replacement business we’ve booked. The program line will be an important profit contributor beginning next year.

“STFC’s production results were flat for the quarter resulting from our homeowners remediation initiatives in personal insurance, the umbrella reinsurance termination booked in 2012 for business insurance, and the RED runoff which masks strong underlying growth in the specialty insurance segment. Expense ratios are higher in the quarter and year to date as we accrue higher levels of contingent commissions and incentive compensation related to our substantially improved underwriting performance.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Meridian Citizens Mutual, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

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State Auto Financial reports third quarter 2013 results, Oct. 31, 2013

[1]	Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.12 per diluted share for the third quarter 2013 and income of $0.25 year to date versus income of $0.11 per diluted share for the third quarter 2012 and income of $0.34 year to date.
[2]	Represents a non-GAAP financial measure as to the third quarter 2013 combined ratio. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 1 that is part of this release.
[3]	Represents a non-GAAP financial measure as to the year to date September 30, 2013 combined ratio. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 3B that is part of this release.

STFC has scheduled a conference call with interested investors for Thursday, Oct. 31 at 11 a.m. ET to discuss the company’s third quarter 2013 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at noon, Oct. 31, by calling 800-860-4710. Supplemental schedules detailing the company’s third quarter 2013 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In millions, except per share amounts)	2013	2012	2013	2012
Net premiums written	$259.9	$266.0	$808.7	$798.7

Earned premiums	266.0	261.4	790.8	774.7
Net investment income	18.8	17.2	55.4	55.2
Net realized gain on investments	7.5	7.0	15.7	20.8
Other income	0.4	0.8	1.4	2.7

Total revenue	292.7	286.4	863.3	853.4

Income (loss) before federal income taxes	18.7	(5.6)	45.0	(10.3)
Federal income tax expense (benefit)	0.2	(0.1)	0.6	(0.1)

Net income (loss)	$18.5	$(5.5)	$44.4	$(10.2)

Earnings (loss) per common share:
- basic	$0.46	$(0.14)	$1.09	$(0.25)
- diluted	$0.45	$(0.14)	$1.09	$(0.25)
Earnings (loss) per share from operations (A):
- basic	$0.34	$(0.25)	$0.84	$(0.59)
- diluted	$0.33	$(0.25)	$0.84	$(0.59)
Weighted average shares outstanding:
- basic	40.6	40.4	40.5	40.4
- diluted	40.9	40.4	40.7	40.4
Return on average equity (LTM)	8.9%	13.6%
Book value per share	$18.07	$18.30
Dividends paid per share	$0.10	$0.15	$0.30	$0.45
Total shares outstanding	40.6	40.4
GAAP ratios:
Cat loss and ALAE ratio	2.4	2.8	4.1	7.9
Non-cat loss and LAE ratio	64.8	74.3	63.9	68.8

Loss and LAE ratio	67.2	77.1	68.0	76.7
Expense ratio	34.2	33.1	33.7	33.3

Combined ratio	101.4	110.2	101.7	110.0

(A) Reconciliation of non-GAAP financial measure:
Net income (loss) from operations:
Net income (loss)	$18.5	$(5.5)	$44.4	$(10.2)
Less net realized gain on investments, less applicable federal income taxes	4.9	4.5	10.2	13.5

Net income (loss) from operations	$13.6	$(10.0)	$34.2	$(23.7)

Schedule 1

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession on the Company's overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect for the three and nine months ended September 30, 2013 and 2012.

	GAAP HO QS Arrangement Cession - Overall Results
	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	As Reported	HO QS Cession	Pro Forma without HO QS Cession
Earned Premiums	$266.0	$43.9	$309.9	$261.4	$42.4	$303.8
Losses and LAE Incurred:
Cat loss and ALAE	6.4	5.0	11.4	7.2	0.1	7.3
Non-cat loss and LAE	172.4	16.2	188.6	194.2	17.0	211.2

Loss and LAE	178.8	21.2	200.0	201.4	17.1	218.5
Acquisition and operating expenses	90.9	12.7	103.6	86.4	12.2	98.6

Net underwriting (loss) gain	(3.7)	10.0	6.3	(26.4)	13.1	(13.3)

Cat loss and ALAE ratio	2.4%	11.3%	3.7%	2.8%	0.2%	2.4%
Non-cat loss and LAE ratio	64.8%	36.9%	60.8%	74.3%	40.1%	69.5%

Loss and LAE ratio	67.2%	48.2%	64.5%	77.1%	40.3%	71.9%
Expense ratio	34.2%	29.0%	33.4%	33.1%	29.0%	32.5%

Combined ratio	101.4%	77.2%	97.9%	110.2%	69.3%	104.4%

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	As Reported	HO QS Cession	Pro Forma without HO QS Cession
Earned Premiums	$790.8	$132.8	$923.6	$774.7	$125.9	$900.6
Losses and LAE Incurred:
Cat loss and ALAE	32.2	19.2	51.4	61.2	47.5	108.7
Non-cat loss and LAE	505.7	55.5	561.2	533.2	60.4	593.6

Loss and LAE	537.9	74.7	612.6	594.4	107.9	702.3
Acquisition and operating expenses	266.7	38.5	305.2	257.6	36.5	294.1

Net underwriting (loss) gain	(13.8)	19.6	5.8	(77.3)	(18.5)	(95.8)

Cat loss and ALAE ratio	4.1%	14.5%	5.6%	7.9%	37.7%	12.1%
Non-cat loss and LAE ratio	63.9%	41.8%	60.7%	68.8%	48.0%	65.9%

Loss and LAE ratio	68.0%	56.3%	66.3%	76.7%	85.7%	78.0%
Expense ratio	33.7%	29.0%	33.0%	33.3%	29.0%	32.7%

Combined ratio	101.7%	85.3%	99.3%	110.0%	114.7%	110.7%

Schedule 2

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF RED UNDERWRITING RESULTS

(unaudited)

The following table sets forth a reconciliation of the former RED unit's underwriting results on the Company's overall results and key performance indicators on a pro forma GAAP basis as if the RED results had been excluded for the three and nine months ended September 30, 2013 and 2012.

	GAAP Former RED Unit Underwriting Results - Overall Results
	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012
($ millions)	As Reported	RED	Pro Forma without RED	As Reported	RED	Pro Forma without RED
Earned Premiums	$266.0	$4.5	$261.5	$261.4	$22.5	$238.9
Losses and LAE Incurred:
Cat loss and ALAE	6.4	0.1	6.3	7.2	0.5	6.7
Non-cat loss and LAE	172.4	6.6	165.8	194.2	39.7	154.5

Loss and LAE	178.8	6.7	172.1	201.4	40.2	161.2
Acquisition and operating expenses	90.9	1.6	89.3	86.4	7.6	78.8

Net underwriting (loss) gain	(3.7)	(3.8)	0.1	(26.4)	(25.3)	(1.1)

Cat loss and ALAE ratio	2.4%	1.1%	2.4%	2.8%	2.2%	2.8%
Non-cat loss and LAE ratio	64.8%	147.9%	63.4%	74.3%	176.4%	64.7%

Loss and LAE ratio	67.2%	149.0%	65.8%	77.1%	178.6%	67.5%
Expense ratio	34.2%	36.9%	34.1%	33.1%	33.8%	33.0%

Combined ratio	101.4%	185.9%	99.9%	110.2%	212.4%	100.5%

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
($ millions)	As Reported	RED	Pro Forma without RED	As Reported	RED	Pro Forma without RED
Earned Premiums	$790.8	$22.4	$768.4	$774.7	$77.6	$697.1
Losses and LAE Incurred:
Cat loss and ALAE	32.2	0.5	31.7	61.2	0.5	60.7
Non-cat loss and LAE	505.7	27.6	478.1	533.2	91.4	441.8

Loss and LAE	537.9	28.1	509.8	594.4	91.9	502.5
Acquisition and operating expenses	266.7	7.8	258.9	257.6	30.1	$227.5

Net underwriting loss	(13.8)	(13.5)	(0.3)	(77.3)	(44.4)	(32.9)

Cat loss and ALAE ratio	4.1%	2.0%	4.1%	7.9%	0.6%	8.7%
Non-cat loss and LAE ratio	63.9%	123.1%	62.2%	68.8%	117.8%	63.4%

Loss and LAE ratio	68.0%	125.1%	66.3%	76.7%	118.4%	72.1%
Expense ratio	33.7%	35.0%	33.7%	33.3%	38.8%	32.6%

Combined ratio	101.7%	160.1%	100.0%	110.0%	157.2%	104.7%

Schedule 3A

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF RED UNDERWRITING RESULTS AND HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the former RED unit's underwriting results and the HO QS Arrangement cession on the Company's overall results and key performance indicators on a pro forma GAAP basis as if the RED results had been excluded and the HO QS Arrangement had not been in effect for the three months ended September 30, 2013 and 2012.

	Three Months Ended
	September 30, 2013
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$266.0	$4.5	$261.5	$43.9	$305.4
Losses and LAE Incurred:
Cat loss and ALAE	6.4	0.1	6.3	5.0	11.3
Non-cat loss and LAE	172.4	6.6	165.8	16.2	182.0

Loss and LAE	178.8	6.7	172.1	21.2	193.3
Acquisition and operating expenses	90.9	1.6	$89.3	12.7	102.0

Net underwriting (loss) gain	(3.7)	(3.8)	0.1	10.0	10.1

Cat loss and ALAE ratio	2.4%	1.1%	2.4%	11.3%	3.7%
Non-cat loss and LAE ratio	64.8%	147.9%	63.4%	36.9%	59.6%

Loss and LAE ratio	67.2%	149.0%	65.8%	48.2%	63.3%
Expense ratio	34.2%	36.9%	34.1%	29.0%	33.4%

Combined ratio	101.4%	185.9%	99.9%	77.2%	96.7%

	Three Months Ended
	September 30, 2012
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$261.4	$22.5	$238.9	$42.4	$281.3
Losses and LAE Incurred:
Cat loss and ALAE	7.2	0.5	6.7	0.1	6.8
Non-cat loss and LAE	194.2	39.7	154.5	17.0	171.5

Loss and LAE	201.4	40.2	161.2	17.1	178.3
Acquisition and operating expenses	86.4	7.6	78.8	12.2	91.0

Net underwriting (loss) gain	(26.4)	(25.3)	(1.1)	13.1	12.0

Cat loss and ALAE ratio	2.8%	2.2%	2.8%	0.2%	2.4%
Non-cat loss and LAE ratio	74.3%	176.4%	64.7%	40.1%	61.0%

Loss and LAE ratio	77.1%	178.6%	67.5%	40.3%	63.4%
Expense ratio	33.1%	33.8%	33.0%	29.0%	32.3%

Combined ratio	110.2%	212.4%	100.5%	69.3%	95.7%

Schedule 3B

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF RED UNDERWRITING RESULTS AND HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the former RED unit's underwriting results and the HO QS Arrangement cession on the Company's overall results and key performance indicators on a pro forma GAAP basis as if the RED results had been excluded and the HO QS Arrangement had not been in effect for the nine months ended September 30, 2013 and 2012.

	Nine Months Ended
	September 30, 2013
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$790.8	$22.4	$768.4	$132.8	$901.2
Losses and LAE Incurred:
Cat loss and ALAE	32.2	0.5	31.7	19.2	50.9
Non-cat loss and LAE	505.7	27.6	478.1	55.5	533.6

Loss and LAE	537.9	28.1	509.8	74.7	584.5
Acquisition and operating expenses	266.7	7.8	258.9	38.5	297.4

Net underwriting (loss) gain	(13.8)	(13.5)	(0.3)	19.6	19.3

Cat loss and ALAE ratio	4.1%	2.0%	4.1%	14.5%	5.6%
Non-cat loss and LAE ratio	63.9%	123.1%	62.2%	41.8%	59.2%

Loss and LAE ratio	68.0%	125.1%	66.3%	56.3%	64.8%
Expense ratio	33.7%	35.0%	33.7%	29.0%	33.0%

Combined ratio	101.7%	160.1%	100.0%	85.3%	97.8%

	Nine Months Ended
	September 30, 2012
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$774.7	$77.6	$697.1	$125.9	$823.0
Losses and LAE Incurred:
Cat loss and ALAE	61.2	0.5	60.7	47.5	108.2
Non-cat loss and LAE	533.2	91.4	441.8	60.4	502.2

Loss and LAE	594.4	91.9	502.5	107.9	610.4
Acquisition and operating expenses	257.6	30.1	227.5	36.5	264.0

Net underwriting loss	(77.3)	(44.4)	(32.9)	(18.5)	(51.4)

Cat loss and ALAE ratio	7.9%	0.6%	8.7%	37.7%	13.1%
Non-cat loss and LAE ratio	68.8%	117.8%	63.4%	48.0%	61.0%

Loss and LAE ratio	76.7%	118.4%	72.1%	85.7%	74.1%
Expense ratio	33.3%	38.8%	32.6%	29.0%	32.1%

Combined ratio	110.0%	157.2%	104.7%	114.7%	106.2%